Exhibit 99.1

STELLAR RESOURCES LTD.
3155 East Patrick Lane, Suite 1,
Las Vegas, Nevada 89120
Tel: 702-898-6004 - Fax: 702-898-6012
http://www.stellar-resources.com

Trading Symbol: SRRL

STELLAR RESOURCES, LTD. CHIEF FINANCIAL OFFICER TO STEP DOWN.

LAS VEGAS (December 4, 2006) Stellar Resources, Ltd. (Bulletin Board Symbol - SRRL), announced today that Mr. Michael Rezac will step down his positions as Chief Financial Officer due to his personal commitments which became too overwhelming and therefore cannot dedicate as much time as he would like to the Company.  However, Mr. Rezac will continue to maintain his current position as a Secretary/Treasurer and a Director of the Company effective December 4, 2006.  We are pleased that, Kathy Whyte, our current President and Chief Executive Officer will also take the position as Chief Financial Officer of the Company.

/s/Kathy Whyte, President

For Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.